Conmed Healthcare Management, Inc. Reports Record Revenues for Third Quarter and Year-to-Date 2009

Third Quarter Revenue Increases 18.3% to $13.6 Million; Year-to-Date Revenue Increases 36.7% to a Record $38.8 Million

Hanover, Md.-- (BUSINESS WIRE)—November 12, 2009 -- Conmed Healthcare Management, Inc. (NYSE - Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county detention centers, today announced financial results for the three and nine month periods ended September 30, 2009.

Third Quarter Financial Highlights

•	Net revenue increased 18.3% to $13.6 million from $11.5 million in last year's comparable period.
•	Gross profit increased 32.3% to $2.7 million (20.0% gross margin), compared to $2.1 million (17.9% gross margin) in last year’s same period.
•	Operating income was approximately $331,000 compared to operating income of $72,000 in the year ago period.
•
Net income of approximately $854,000, or $0.07 per share, included $756,000 for a change in fair value of derivatives, compared to net income of approximately $108,000, or $0.01 per share, in the year-ago period.

•
The Company generated approximately $1.3 million in operating cash flow in the third quarter, and finished the quarter with $10.1 million in cash and cash equivalents, or $0.71 per diluted share, as of September 30, 2009.

Third Quarter Results

Net revenue for the three months ended September 30, 2009 increased $2.1 million, or 18.3%, to $13.6 million from $11.5 million in last year's comparable period. The revenue improvement resulted from the addition of contracts signed with new jurisdictions since June 30, 2008: Caroline County, MD; Coos County, OR; Creek County, OK; Pima County, AZ; Washington County, MD; and Western Virginia Regional Jail, VA. Revenues also increased as a result of the acquisition of Correctional Mental Health Services, LLC (“CMHS”) on November 4, 2008 and expansion of services from existing contracts and price increases related to existing services.

"Our results again were solid across the board,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed. “We achieved record revenues in the third quarter and first nine months of 2009, managed our cost structure extremely well, achieved 20% gross margins, and generated a significant amount of cash. During the quarter we were engaged in renewal discussions with several key accounts, putting the final touches on three new sites that we simultaneously opened early in the quarter, and working diligently to develop our new business pipeline and prudently manage our growth.”

Dr. Turner concluded, “We remain focused on both innovation and quality improvement programs to continue to differentiate ourselves in the marketplace as a go-to provider of outsourced high quality and standards compliant healthcare services for correctional facilities. Our quality of service, our attention to managing our client’s healthcare costs as well as our excellent record in compliance and customer retention remain key factors in attracting new and renewed business. The outstanding job we have done in servicing our accounts continues to result in maintaining a renewal and retention rate that is unmatched in our industry.”

Total healthcare expenses for the period ended September 30, 2009 were $10.9 million compared to $9.5 million in the year-ago period. The increase reflects increased healthcare and mental health staffing to support new business, which was partially offset by a decrease in spending for medical expenses reflecting lower hospitalization, outpatient and pharmacy expenditures. Gross profit increased 32.3% to $2.7 million, or 20.0% gross margin, compared to $2.1 million, or 17.9% gross margin, in the prior year period.

Total operating expenses were $2.4 million for the quarter ended September 30, 2009 compared to $2.0 million for the year-ago period. Operating expenses as a percentage of sales were 17.6% compared to 17.3% in the year-ago period. Selling, general and administrative expenses for the third quarter were $2.0 million or 14.8% of revenue compared to $1.5 million or 12.9% of revenue for the year-ago quarter and primarily reflects investments in additional management and administrative personnel required to support the new contracts and services added in 2009, as well as to sustain the Company during anticipated future growth plus increased travel, legal and accounting expenses.

Conmed reported operating income of approximately $331,000 in the third quarter compared to operating income of approximately $72,000 in the third quarter last year. Net income was approximately $854,000, or $0.07 per share, compared to net income of approximately $108,000, or $0.01 per share, in the year-ago period. The third quarter 2009 net income included a $756,000 change in the fair value of derivatives**.

For the third quarter of 2009, adjusted EBITDA*, a non-GAAP measure, grew to approximately $870,000 compared to approximately $736,000 in the prior year third quarter.

Year-to-Date Results

Net revenue for the nine months ended September 30, 2009 increased $10.4 million, or 36.7%, to a record $38.8 million from $28.4 million for last year's comparable period. Approximately $9.7 million, or 93.5%, of the year-over-year increase is due to the addition of new medical service contracts acquired after December 31, 2007. Total healthcare expenses for the nine months ended September 30, 2009 were $30.8 million compared to $23.3 million in the year-ago period. For the nine months, gross profit increased 59% to $8.0 million, representing 20.6% gross margin, compared to gross profit of $5.0 million or 17.7% gross margin in last year's same period.

Total operating expenses were $7.4 million, or 19.1% of revenue, for the nine months ended September 30, 2009 compared to $6.1 million, or 21.5% of revenue, for the year-ago period. Conmed's operating income was approximately $598,000 compared to an operating loss of $1.1 million in the same period last year. The net loss was approximately $1.4 million, or $0.11 loss per basic and fully diluted share (based on approximately 12.5 million weighted average shares outstanding) compared to a loss of $938,000, or $0.08 loss per basic and fully diluted share (based on approximately 12.0 million weighted average shares outstanding) in the year ago period. Included in the $1.4 million loss for the nine-month period, the company had a $1.7 million non-cash charge for the change in the fair value of derivatives. Without this charge the company would have had net income of approximately $0.2 million**.

For the first nine months of 2009, adjusted EBITDA* was approximately $2.7 million compared to approximately $881,000 in last year’s same period.

The Company generated approximately $1.3 million in operating cash flow in the quarter ended September 30, 2009, and had $10.1 million in cash and cash equivalents as of September 30, 2009 compared to $7.5 million at December 31, 2008

*Use of Non-GAAP Measures
In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains the Company’s “EBITDA” results, which are non-GAAP earnings results that exclude certain items. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and adjusted EBITDA are key indicators used by management to evaluate operating performance. While EBITDA and adjusted EBITDA are not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing its capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. Adjusted EBITDA, as used in the press release, represents income from continuing operations before interest, taxes, depreciation and amortization adjusted for stock-based compensation, gains or losses on the sale of assets, impairment charges, change in fair value of derivative financial instruments and other unusual or non-recurring transactional events. A reconciliation of EBITDA and adjusted EBITDA to the nearest comparable GAAP financial measures is included in the financial schedules accompanying this press release. The adjusted financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

**Fair Value Measurements -- Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock:
We are required to record a non-cash charge to our GAAP results due to our adoption of derivative accounting rules for equity-linked financial instruments. Equity-linked financial instruments consist of stock warrants issued by the Company that contain a strike price adjustment feature.  In accordance with derivative accounting for warrants, we calculated the fair value of warrants using the Black-Scholes option pricing model and the assumptions used are described in our Quarterly Report on Form 10-Q for the periods ended September 30, 2009.

Conference Call

Conmed will host a conference call today, Thursday, November 12, at 4:30 PM ET.  Anyone interested in participating should call 888-846-5003 if calling within the United States or 480-629-9856 if calling internationally. A re-play will be available until November 19, 2009, which can be accessed by dialing 800-406-7325 if calling within the United States or 303-590-3030 if calling internationally. Please use passcode 4179976 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://viavid.net/dce.aspx?sid=00006C93.

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in thirty-six counties in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions~~.~~; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including Amendment No. 1 to the Company’s Annual Report on Form 10-K/A filed with the SEC for the fiscal year ended December 31, 2008. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31,
	(unaudited)	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,119,183	$7,472,140
Accounts receivable	2,837,599	2,375,583
Prepaid expenses	176,779	291,599
Total current assets	13,133,561	10,139,322
PROPERTY AND EQUIPMENT, NET	650,531	529,304
DEFERRED TAXES	1,022,000	645,000
OTHER ASSETS
Service contracts acquired, net	817,000	2,004,000
Non-compete agreements, net	532,667	821,667
Goodwill	6,263,705	6,254,544
Deposits	15,683	15,408
Total other assets	7,629,055	9,095,619
	$22,435,147	$20,409,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,201,145	$1,080,259
Accrued expenses	3,977,339	3,210,749
Taxes payable	653,240	432,380
Deferred revenue	936,622	561,734
Notes payable, current portion	11,446	170,228
Total current liabilities	6,779,792	5,455,350
NOTES PAYABLE, LONG-TERM	--	35,000
DERIVATIVE FINANCIAL INSTRUMENTS	3,720,867	--
SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 5,000,000 shares; issued and outstanding zero shares as of September 30, 2009 and December 31, 2008	--	--
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 12,613,322 and 12,457,539 shares as of September 30, 2009 and December 31, 2008, respectively	1,261	1,246
Additional paid-in capital	35,697,560	36,875,610
Retained (deficit)	(23,764,333)	(21,957,961)
Total shareholders' equity	11,934,848	14,918,895
	$22,435,147	$20,409,245

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Nine Months Ended September 30, 2009	For the Nine Months Ended September 30, 2008	For the Three Months Ended September 30, 2009	For the Three Months Ended September 30, 2008

Service contract revenue	$38,775,309	$28,362,281	$13,643,317	$11,531,168

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	22,138,330	14,695,467	7,900,235	5,975,707
Medical expenses	7,248,420	7,702,791	2,485,024	3,042,867
Other operating expenses	1,388,780	933,932	524,950	446,228
Total healthcare expenses	30,775,530	23,332,190	10,910,209	9,464,802

Gross profit	7,999,779	5,030,091	2,733,108	2,066,366

Selling and administrative expenses	5,774,101	4,574,429	2,014,378	1,490,008
Depreciation and amortization	1,627,951	1,533,870	387,392	504,295
Total operating expenses	7,402,052	6,108,299	2,401,770	1,994,303

Operating income (loss)	597,727	(1,078,208)	331,338	72,063

OTHER INCOME (EXPENSE)
Interest income	61,127	145,085	16,547	37,934
Interest (expense)	(7,991)	(4,721)	(819)	(1,527)
Change in fair value of derivatives	(1,688,623)	--	755,650	--
Total other income (expense)	(1,635,487)	140,364	771,378	36,407

Income (loss) before income taxes	(1,037,760)	(937,844)	1,102,716	108,470
Income tax (expense)	(402,000)	--	(249,000)	--
Net income (loss)	$(1,439,760)	$(937,844)	$853,716	$108,470

EARNINGS (LOSS) PER COMMON SHARE
Basic	$(0.11)	$(0.08)	$0.07	$0.01
Diluted	$(0.11)	$(0.08)	$0.01	$0.01

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	12,546,754	12,012,681	12,606,699	12,024,222
Diluted	12,546,754	12,012,681	14,183,486	13,305,347

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended September 30, 2009	For the Nine Months Ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,439,760)	$(937,844)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	151,951	72,870
Amortization	1,476,000	1,461,000
Stock-based compensation	475,597	423,221
Loss on disposal of property	--	2,257
Deferred income taxes	(377,000)	(300,000)
Change in fair value of derivatives	1,688,623	--
Changes in working capital components
(Increase) in accounts receivable	(462,016)	(1,086,746)
Decrease (increase) in prepaid expenses	114,820	(277,580)
Decrease (increase) in deposits	(275)	19,999
Increase in accounts payable	120,886	49,724
Increase in accrued expenses	766,590	2,254,553
Increase in income taxes payable	220,860	203,260
Increase (decrease) in deferred revenue	374,888	(133,923)
Net cash provided by operating activities	3,111,164	1,750,791

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(273,178)	(357,918)
Asset Purchase from EMDC, P.C.	--	(245,853)
Stock Purchase of CMHS, LLC	(9,161)	--
Net cash used in investing activities	(282,339)	(603,771)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line of credit	(100,000)	--
Payments on loans	(93,782)	(53,964)
Proceeds from exercise of warrants	12,000	--
Net cash used in financing activities	(181,782)	(53,964)

Net increase in cash and cash equivalents	2,647,043	1,093,056

CASH AND CASH EQUIVALENTS
Beginning	7,472,140	7,136,720
Ending	$10,119,183	$8,229,776

CONMED HEALTHCARE MANAGEMENT, INC.
RECONCILIATION OF PROFORMA GAAP NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA

	For the Nine Months Ended September 30, 2009	For the Nine Months Ended September 30, 2008	For the Three Months Ended September 30, 2009	For the Three Months Ended September 30, 2008
EBITDA RECONCILIATION
Net income (loss)	$(1,439,760)	$(937,844)	$853,716	$108,470
Income tax expense	402,000	--	249,000	--
Interest (income)	(61,127)	(145,085)	(16,547)	(37,934)
Interest expense	7,991	4,721	819	1,527
Depreciation and Amortization	1,627,951	1,533,870	387,392	504,295
EBITDA	537,055	455,662	1,474,380	576,358
Stock-based compensation	475,597	423,221	151,328	159,974
Change in fair value of warrants	1,688,623	--	(755,650)	--
Gain or Loss on Sale of Assets	--	2,257	--	--
Adjusted EBITDA	$2,701,275	$881,140	$870,058	$736,332

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 646-415-8972
peter@haydenir.com